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Exhibit 10.9

NON-QUALIFIED
STOCK OPTION AGREEMENT
of
VETERINARY PET SERVICES, INC.

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is made as of the February 28, 1997, between VETERINARY PET SERVICES, INC., a California corporation (the "COMPANY"), and [1] (the "OPTIONEE").

        The Board of Directors of the COMPANY hereby grants an option on 10,000 shares of common stock of the COMPANY ("Common Stock") to the OPTIONEE at the price and in all respects subject to the terms, definitions and provisions of the Agreement.

        1.    Option Price.    The option price is $4.00 per share.

        2.    Exercise of Option.

          2.1    Right to Exercise.    The options shall be exercisable (i) by the OPTIONEE, his personal representative, or his assignee, in whole or in part in accordance with the terms of this Agreement, (ii) is exercisable from the date hereof and on or before February 28, 2007, and, (iii) shall not be subject to adjustment in terms of the exercise price or the number of shares issuable hereunder.

          2.2    Method of Exercise.    This Option shall be exercisable by a written notice which shall:

            (a)  State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the shares are to be issued (if the shares are issued to individuals), the names, addresses and Social Security Numbers of such persons; and

            (b)  Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as are required by law or as may be satisfactory to the COMPANY's counsel; and

            (c)  Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the OPTIONEE, be accompanied by proof, satisfactory to counsel for the COMPANY, of the right of such person or persons to exercise the Option; and

            (d)  Be accompanied by a payment for the purchase price of those shares with respect to which the Option is being exercised in the form of cash or check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          2.3    Restrictions on Exercise.    As a condition to his exercise of this Option, the COMPANY may require the person exercising this Option to comply with applicable laws or regulations.

        3.    Transferability of Option.    This Option may be transferred in any manner by will or the laws of descent or distribution and may be exercised during the lifetime of the OPTIONEE by an assignee of the OPTIONEE.

        4.    Stock Subject to the Option.    The COMPANY shall set aside shares of Common Stock, which it now holds as authorized and unissued shares, in an amount equal to the number of shares which will be issued upon the exercise of this Option. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions occasioned by this Option Agreement. If the COMPANY has been listed on a stock exchange, the COMPANY will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and until the COMPANY has taken such steps as may, in the opinion of counsel for the COMPANY, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state blue sky laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. The COMPANY will use its best efforts to comply with any such requirements forthwith upon the exercise of the Option.

        5.    No Adjustments Upon Changes in Capitalization.    The Option price shall not be subject to mandatory adjustment upon a change in capitalization or under any other circumstances.

        6.    Notices.    Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the COMPANY shall be addressed to it at its principal office at 4175 East La Palma Avenue, Suite 100, Anaheim, California 92807, or to its then primary business address, to the attention of the Secretary of the COMPANY. Each notice to the OPTIONEE or other person or persons then entitled to exercise the Option shall be addressed to the OPTIONEE or such other person or persons at such address as provided by OPTIONEE. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

        7.    Benefits of Agreement.    This Agreement shall inure to the benefit of and be binding upon each successor of the COMPANY. All obligations imposed upon the OPTIONEE and all rights granted to the COMPANY under this Agreement shall be binding upon the OPTIONEE's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the OPTIONEE, his heirs, legal representatives, or successors may have in respect to the Plan or any options or Common Stock granted or issued thereunder, whether to him, or herself, or to any other person.

        8.    Resolution of Disputes.    Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the COMPANY. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

        IN WITNESS WHEREOF, the COMPANY and the OPTIONEE have caused this Agreement to be executed as of the day, month and year first above-written.

COMPANY:	OPTIONEE:
VETERINARY PET SERVICES, INC. a California corporation
By:
Jack L. Stephens, Chief Executive Officer	[1]
(CORPORATE SEAL)

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  Exhibit 10.9
NON-QUALIFIED STOCK OPTION AGREEMENT of VETERINARY PET SERVICES, INC.